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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             LASER POWER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              Delaware                                95-3423358
(State of Incorporation or Organization)           (I.R.S. Employer
                                                   Identification no.)
       12777 High Bluff Drive
       San Diego, California                            92130
(Address of principal executive offices)              (zip code)


If this Form relates to the               If this Form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become effective
filing pursuant to General instruction    simultaneously with the effectiveness
A(c)(1) please check the following        of a concurrent registration statement
box. [ ]                                  under the Securities Act of 1933
                                          pursuant to General Instruction
                                          A(c)(2) please check the following
                                          box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

      Title of Each Class to                  Name of Each Exchange on Which
         be so Registered                     Each Class is to be Registered

              None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         Common Stock, $0.001 par value
                                (Title of class)
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 50 of the Preliminary Prospectus included in the Registrant's Amendment No. 2 to Form SB-2 Registration Statement, No. 333-24421, filed with the Securities and Exchange Commission (the "Commission") on May 6, 1997 and is incorporated herein by reference.

ITEM 2.           EXHIBITS.

      Exhibit
      Number      Description
      ------      -----------

        1.1       Specimen stock certificate for Registrant's Common Stock.  (1)

        2.1       Registrant's Certificate of Incorporation.  (2)

        2.2 Registrant's Amended and Restated Certificate of Incorporation to be effective immediately after the closing of the Offering.
                  (2)

        2.3       Bylaws of Registrant.  (2)

        2.4 Pages 50-51 of Amendment No. 2 to Registrant's Registration Statement on Form SB-2 (Reg. No. 333-24421), filed with the Securities and Exchange Commission on May 6, 1997.


         ------------------------
(1) To be filed with the Securities and Exchange Commission as an exhibit to an amendment to Registrant's Registration Statement on Form SB-2 (Reg. No. 333-24421).

(2) Filed with the Securities and Exchange Commission on April 22, 1997 as an exhibit to Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (Reg. No. 333-24421) and incorporated herein by reference.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             LASER POWER CORPORATION
                                       -----------------------------------
                                                   (Registrant)




Date: May 28, 1997                     By: /s/ PAUL P. WICKMAN, JR.
                                          --------------------------------
                                          Paul P. Wickman, Jr.
                                          Chief Financial Officer and
                                          Senior Vice President